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                           FULL WARRANTY BILL OF SALE

     THIS FULL WARRANTY BILL OF SALE is given by AIRSHIP INTERNATIONAL LTD. (herein the "Seller") to TRANS CONTINENTAL LEASING, INC. (herein the "Buyers").

                                   WITNESSETH:

     THAT FOR TEN DOLLAR.5 ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby bargain, sell, assign, transfer and set over to Buyer, its successors and assigns, the items of equipment listed on the schedule attached hereto (being referred to herein as the "Equipment").

     TO HAVE AND TO HOLD said Equipment, unto Buyer, its successors and assigns, forever.

     Seller covenants that it has good and marketable title to said Equipment conveyed hereunder and does hereby transfer good and valid title thereto free and clear of any and all mortgages, pledges, claims, dispositions of title, leases, security interests, encumbrances, liens, charges or defects. Seller further represents and warrants that the Equipment sold hereunder is transferable by Seller by its sole act and deed and that all corporate action required to authorize, approve and validate such transfer has been duly and lawfully taken.

     AND Seller covenants that it will from time to time on demand execute any and all such further instruments which Buyer, its successors and assigns, may deem necessary, desirable or proper to effect the complete transfer of the Equipment or any interest therein unto Buyer, its successors and assigns, or better to evidence the right, title and interest of Buyer, its successors and assigns.

     AND Seller further covenants that it will warrant and defend such title forever against all claims and demands whatsoever.

     AND Seller does hereby hake, constitute and appoint Buyer, its successors and assigns, its true and lawful attorneys, irrevocably in its name or otherwise, to have, use and take all lawful ways and means for the recovery of any of said property or right or interest therein herein assigned to Buyer which Seller may have or could take if this Bill of Sale had not been made.

     This Full Warranty Bill of Sale has been delivered in, and each of Seller and Buyer hereby agrees that the rights and obligations of Seller and Buyer hereunder shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to the conflict of laws










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principles of such state), including all matters of construction, validity and performance, regardless of the location of the Equipment (which has been delivered in the State of Florida).

     IN WITNESS WHEREOF, Seller has caused this Full Warranty Bill of Sale to be
duly executed as of the      day of May, 1995.

                                       AIRSHIP INTERNATIONAL LTD.

                                       By: /s/ Alan Siegel
                                           -----------------------------------
                                       Name:  Alan Siegel
                                             ---------------------------------
                                       Title: Secretary
                                              --------------------------------














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